DISTRIBUTION AGREEMENT

      This Agreement made as of May 1, 2008 by and between Stralem Fund (the "Trust"), a Delaware business trust, and Ultimus Fund Distributors, LLC, an Ohio limited liability company ("Distributor").

      WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, Distributor is a broker-dealer registered with the Securities and Exchange Commission (the "SEC") and a member of FINRA; and

      WHEREAS, the Trust and Distributor are desirous of entering into an agreement providing for the distribution by Distributor of shares of beneficial interest (the "Shares") of each series of shares of the Trust listed on Schedule A attached hereto (the "Series"), as such Schedule A may be amended from time to time;

      NOW, THEREFORE, in consideration of the premises and agreements of the parties contained herein, the parties agree as follows:

1.    Appointment.
      ------------

      The Trust hereby appoints Distributor as its agent for the distribution of the Shares, and Distributor hereby accepts such appointment under the terms of this Agreement. The Trust may terminate, suspend or withdraw the offering of Shares whenever, in its sole discretion, it deems such action to be desirable.

2.    Sale and Repurchase of Shares.
      ------------------------------

      (a) Distributor will have the right, as agent for the Trust, to sell such Shares to the public against orders therefor at the public offering price.

      (b) Distributor will also have the right to take, as agent for the Trust, all actions which, in Distributor's reasonable judgment, are necessary to carry into effect the distribution of the Shares. Distributor will review and approve all advertising and sales literature of the Trust prior to first use and, if required, will file such advertising and sales literature with FINRA. In addition, Distributor may, in its discretion, license any individual employed by the Trust's investment adviser if the Distributor deems such licensing to be appropriate in light of such individual's responsibilities with respect to the offering of shares of the Trust.

      (c) The public offering price for the Shares of each Series shall be the respective net asset value of the Shares of that Series then in effect, plus any applicable sales charge determined in the manner set forth in the Registration Statement or as permitted by the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In no event shall any applicable sales charge exceed the maximum sales charge permitted by the Rules of FINRA.

      (d) The net asset value of the Shares of each Series shall be determined in the manner provided in the Registration Statement, and when determined shall be applicable to transactions as provided for in the Registration Statement. The net asset value of the Shares of each Series shall be calculated by the Trust or by another entity on behalf of the Trust. Distributor shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

      (e) On every sale, the Trust shall receive the applicable net asset value of the Shares promptly, but in no event later than the third business day following the date on which Distributor shall have received an order for the purchase of the Shares.

      (f) Upon receipt of purchase instructions, Distributor will transmit such instructions to the Trust or its transfer agent for the issuance and registration of the Shares purchased.

      (g) Nothing in this Agreement shall prevent Distributor or any affiliated person (as defined in the Act) of Distributor from acting as distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Distributor or any such affiliated person from buying, selling or trading any securities for its or their own account or for the accounts of others from whom it or they may be acting; provided, however, that Distributor expressly represents that it will undertake no activities which, in its reasonable judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

      (h) Distributor, as agent of and for the account of the Trust, may repurchase the Shares at such prices and upon such terms and conditions as shall be specified in the Registration Statement.

3.    Sale of Shares by the Trust.
      ----------------------------

      The Trust reserves the right to issue any Shares at any time directly to the holders of Shares ("Shareholders"), to sell Shares to its Shareholders or to other persons at not less than net asset value and to issue Shares in exchange for substantially all the assets of any corporation or trust or for the shares of any corporation or trust.

4.    Basis of Sale of Shares.
      ------------------------

      Distributor does not agree to sell any specific number of Shares. Distributor, as agent for the Trust, undertakes to sell Shares on a best efforts basis only against orders therefor.

5.    Rules of FINRA.
      ---------------

      (a) In providing services hereunder, Distributor will comply with the Rules of FINRA, the federal securities laws and the rules thereunder and the securities laws and regulations of each state and other jurisdiction in which it sells, directly or indirectly, any Shares.

      (b) Distributor agrees to furnish to the Trust sufficient copies of any agreements, plans or other materials it intends to use in connection with any sales of Shares in reasonably adequate time for the Trust to file and clear them with the proper authorities before they are put in use, and not to use them until so filed and cleared. At the request of the Trust, Distributor will assume responsibility for the review and clearance of all advertisements and sales literature.

      (c) Distributor, at its own expense, will qualify as dealer or broker, or otherwise, under all applicable state or federal laws required in order that Shares may be sold in such States as may be mutually agreed upon by the parties.

      (d) Distributor shall not make, or permit any representative, broker or dealer to make, in connection with any sale or solicitation of a sale of the Shares, any representations concerning the Shares except those contained in the then current prospectus and statement of additional information covering the Shares and in printed information approved by the Trust as information supplemental to such prospectus and statement of additional information. Copies of the then effective prospectus and statement of additional information and any such printed supplemental information will be supplied by the Trust to Distributor in reasonable quantities upon request.

6.    Records to be Supplied by Trust.
      --------------------------------

      The Trust shall furnish to Distributor copies of all information, financial statements and other papers which Distributor may reasonably request for use in connection with the distribution of the Shares, and this shall include, but shall not be limited to, one certified copy, upon request by Distributor, of all financial statements prepared for the Trust by independent public accountants.

7.    Fees and Expenses.
      ------------------

      Distributor will not receive a fee from the Trust or its investment adviser under this Agreement. The Distributor's affiliate, Ultimus Fund Solutions, LLC, however, will receive an additional processing fee of $500 per month for providing the Trust with the ability to access Fund/SERV and Networking through National Securities Clearing Corporation. This fee is payable to Ultimus irrespective of whether or not the Trust has any investors through the Fund/SERV or Networking platforms. The Trust or its investment adviser shall promptly reimburse Distributor for any expenses that are to be paid by the Trust in accordance with the following paragraph.

      In the performance of its obligations under this Agreement, Distributor will pay only the costs incurred in qualifying as a broker or dealer under state and federal laws and in establishing and maintaining its relationships with the dealers selling the Shares. All other costs in connection with the offering of the Shares will be paid by the Trust or its investment adviser in accordance with agreements between them as permitted by applicable laws, including the Act and rules and regulations promulgated thereunder. These costs include, but are not limited to, licensing fees, filing fees (including FINRA), travel and such other expenses as may be incurred by Distributor on behalf of the Trust.

8.    Indemnification of Trust.
      -------------------------

      Distributor agrees to indemnify and hold harmless the Trust and each person who has been, is, or may hereafter be a Trustee, officer, employee, shareholder or control person of the Trust against any loss, damage or expense (including the reasonable costs of investigation and reasonable attorneys' fees) reasonably incurred by any of them in connection with any claim or in connection with any action, suit or proceeding to which any of them may be a party, which arises out of or is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact, or the omission or alleged omission to state a material fact necessary to make the statements not misleading, on the part of Distributor or any agent or employee of Distributor or any other person for whose acts Distributor is responsible, unless such statement or omission was made in reliance upon written information furnished by the Trust; (ii) Distributor's failure to exercise reasonable care and diligence with respect to its services, if any, rendered in connection with investment, reinvestment, automatic withdrawal and other plans for Shares; (iii) Distributor's failure to comply with applicable laws and the Rules of FINRA; (iv) any action or inaction by Distributor or any other person for whose acts Distributor is responsible constituting willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures; or (v) the breach of the terms of this Agreement by Distributor. The Distributor will advance attorneys' fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification. The term "expenses" for purposes of this and the next paragraph includes amounts paid in satisfaction of judgments or in settlements which are made with Distributor's consent. The foregoing rights of indemnification shall be in addition to any other rights to which the Trust or each such person may be entitled as a matter of law.

9.    Indemnification of Distributor.
      -------------------------------

      The Trust agrees to indemnify and hold harmless Distributor and each person who has been, is, or may hereafter be a director, officer, employee, shareholder or control person of Distributor against any loss, damage or expense (including the reasonable costs of investigation and reasonable attorneys' fees) reasonably incurred by any of them in connection with the matters to which this Agreement relates, except a loss resulting from the failure of Distributor or any such other person to comply with applicable law or the terms of this Agreement, or from willful misfeasance, bad faith or negligence, including clerical errors and mechanical failures, on the part of any of such persons in the performance of Distributor's duties or from the reckless disregard by any of such persons of Distributor's obligations and duties under this Agreement, for all of which exceptions Distributor shall be liable to the Trust. The Trust will advance attorneys' fees or other expenses incurred by any such person in defending a proceeding, upon the undertaking by or on behalf of such person to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

      In order that the indemnification provisions contained in this Paragraph 9 shall apply, it is understood that if in any case the Trust may be asked to indemnify Distributor or any other person or hold Distributor or any other person harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Distributor will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend Distributor and any such person against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify Distributor, and neither Distributor nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 9. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and reasonably satisfactory to the indemnified party, whose approval shall not be unreasonably withheld, as long as the Trust is conducting a good faith and diligent defense. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by it. Distributor shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify Distributor or any such person except with the Trust's written consent.

      Notwithstanding any other provision of this Agreement, Distributor shall be entitled to receive and act upon advice of counsel (who may be counsel for the Trust or its own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations.

10.   Representations of the Parties.
      -------------------------------

      (a) The Trust certifies to Distributor that: (1) as of the date of the execution of this Agreement, each Series that is in existence as of such date has an unlimited number of authorized shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

      (b) Distributor represents and warrants that: (1) the various procedures and systems which Distributor has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records and other data of the Trust and
            Distributor's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, (2) this Agreement has been duly authorized by Distributor and, when executed and delivered by Distributor, will constitute a legal, valid and binding obligation of Distributor, enforceable against Distributor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (3) it is a broker-dealer registered with the SEC and a member in good standing of FINRA, and
            (4) it currently has, and will continue to have, access to the facilities, equipment and personnel necessary to perform its duties and obligations under this Agreement.

11.   Termination and Amendment of this Agreement.
      --------------------------------------------

      This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment by Distributor. This Agreement may be amended only if such amendment is approved (i) by Distributor and (ii) by the Board of Trustees of the Trust, including the approval of a majority of the Trustees of the Trust who are not interested persons of the Trust or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

      Either the Trust or Distributor may at any time terminate this Agreement on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

12.   Effective Period of this Agreement.
      -----------------------------------

      This Agreement shall take effect upon its execution and shall remain in full force and effect for an initial term of two (2) years from the date of its execution (unless terminated as set forth in Section 11), and shall continue in effect from year to year thereafter, subject to annual approval of such continuance by the Board of Trustees of the Trust, including the approval of a majority of the Trustees of the Trust who are not interested persons of the Trust or of Distributor by vote cast in person at a meeting called for the purpose of voting on such approval.

13.   Successor Investment Company.
      -----------------------------

      Unless this Agreement has been terminated in accordance with Paragraph 11, the terms and provisions of this Agreement shall become automatically applicable to any investment company which is a successor to the Trust as a result of reorganization, recapitalization or change of domicile.

14.   Limitation of Liability.
      ------------------------

      It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust. If a matter relates only to a particular series of the Trust, that series shall be solely responsible for all liabilities in connection with such matter, and the Distributor agrees that resort shall be had solely to the assets of such series for the payment or performance thereof.

15.   Severability.
      -------------

      In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

16.   Questions of Interpretation.
      ----------------------------

      (a)   This Agreement shall be governed by the laws of the State of Ohio.

      (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

17.   Arbitration.
      ------------

      Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. Each party shall select a single arbitrator. The arbitrators selected by each party shall, within ten (10) days of their appointment, select a third neutral arbitrator. In the event that they are unable to select a third neutral arbitrator, the parties or their attorneys may request the American Arbitration Association to appoint the third neutral arbitrator. Each party hereby consents to Cincinnati, Ohio as the place of arbitration, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

18.   Notices.
      --------

      Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party, with a copy to the Trust's counsel, at such address as such other party may designate for the receipt of such notice. Such notice will be effective upon receipt. Until further notice to the other party, it is agreed that the address of the Trust for this purpose shall be 645 Madison Avenue, 13th Floor, New York, New York 10022; and that the address of Distributor for this purpose shall be 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, Attn: Robert G. Dorsey.

19.   Assignment.
      -----------

      This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

20.   Execution.
      ----------

      This Agreement may be executed by one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one in the same instrument.

      IN WITNESS WHEREOF, the Trust and Distributor have each caused this Agreement to be signed in duplicate on their behalf, all as of the day and year first above written.


ATTEST:                                     STRALEM FUND

                                            By:   /s/Phillippe E. Baumann
-------------------------------                   ------------------------------
                                            Name: Philippe E. Baumann
                                            Its:  President


ATTEST:                                     ULTIMUS FUND DISTRIBUTORS, LLC

/s/ Kristin M. Limbert                      By:   /s/Robert G. Dorsey
------------------------------                    ------------------------------
                                            Name: Robert G. Dorsey
                                            Its:  President

                                   SCHEDULE A

                      TO THE DISTRIBUTION AGREEMENT BETWEEN
                                  STRALEM FUND
                                       AND
                         ULTIMUS FUND DISTRIBUTORS, LLC

                                 FUND PORTFOLIOS
                                 ---------------

                               Stralem Equity Fund